UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2015

FARMLAND PARTNERS INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-36405 (Commission File Number)	46-3769850 (IRS Employer Identification No.)

4600 S. Syracuse Street, Suite 1459 Denver, Colorado (Address of principal executive offices)	80237 (Zip Code)

Registrant’s telephone number, including area code: (720) 452-3100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.             Other Events

On September 15, 2015, Farmland Partners Inc. (the “Company”) and Farmland Partners Operating Partnership, LP (the “Operating Partnership”) entered into (i) an Equity Distribution Agreement, dated September 15, 2015 (the “Baird Distribution Agreement”), by and among the Company, the Operating Partnership and Robert W. Baird & Co. Incorporated (“Baird”), (ii) an Equity Distribution Agreement, dated September 15, 2015 (the “Stifel Distribution Agreement”), by and among the Company, the Operating Partnership and Stifel, Nicolaus and Company, Incorporated (“Stifel”) and (iii) an Equity Distribution Agreement, dated September 15, 2015 (the “Cantor Distribution Agreement” and together with the Baird Distribution Agreement and the Stifel Distribution Agreement, the “Distribution Agreements”), by and among the Company, the Operating Partnership and Cantor Fitzgerald & Co. (“Cantor” and together with Baird and Stifel, the “Managers”), in connection with the commencement of a new at-the-market equity offering program (the “Program”). Pursuant to the terms and conditions of the Distribution Agreements, the Company may, from time to time, issue and sell through or to the Managers, shares of its common stock, $0.01 par value per share, having an aggregate offering price of up to $25,000,000 (the “Shares”).

Sales of the Shares, if any, under the Distribution Agreements may be made in transactions that are deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange or sales made to or through a market maker or through an electronic communications network. The Company or any of the Managers may at any time suspend the offering or terminate the Distribution Agreements pursuant to the terms of the Distribution Agreements. The actual sale of Shares under the Program will depend on a variety of factors to be determined by the Company from time to time, including, among other things, market conditions, the trading price of the Company’s common stock, capital needs and determinations by the Company of the appropriate sources of funding for the Company. The Company has no obligation to sell any of the Shares, and may at any time suspend offers under the Distribution Agreements or terminate the Distribution Agreements.

Each Manager will be entitled to a commission that will not exceed, but may be lower than, 2.0% of the gross offering proceeds of Shares sold through it as sales agent. Under the terms of each Distribution Agreement, the Company also may sell Shares to each Manager as principal, pursuant to a separate agreement, for its own account at a price agreed upon in writing at the time of sale.

Each of the Managers has agreed, subject to the terms and conditions of the applicable Distribution Agreement, to use its commercially reasonable efforts consistent with its normal sales practices to execute any order that the Company submits to it under the applicable Distribution Agreement and with respect to which such Sales Agent has agreed to act as the Company’s sales agent.

The Company intends to use any net proceeds from the sale of its Shares under the Distribution Agreements to fund future acquisitions of farmland or for general corporate purposes, which may include originating loans to farmers.

The Shares will be issued pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-203798), as amended and a prospectus supplement relating to the Shares that was filed with the Securities and Exchange Commission on September 15, 2015. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration of qualification under the securities laws of any such state.

The Baird Distribution Agreement, the Stifel Distribution Agreement and the Cantor Distribution Agreement are filed as Exhibits 1.1, 1.2 and 1.3, respectively, to this Current Report on Form 8-K. The description of the Distribution Agreements does not purport to be complete and is qualified in its entirety by reference to the Distribution Agreements filed as exhibits to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated September 15, 2015, by and among Farmland Partners Inc., Farmland Partners Operating Partnership, LP and Robert W. Baird & Co. Incorporated.

1.2	Equity Distribution Agreement, dated September 15, 2015, by and among Farmland Partners Inc., Farmland Partners Operating Partnership, LP and Stifel, Nicolaus and Company, Incorporated.

1.3	Equity Distribution Agreement, dated September 15, 2015 , by and among Farmland Partners Inc., Farmland Partners Operating Partnership, LP and Cantor Fitzgerald & Co.

5.1	Opinion of Morrison & Foerster LLP regarding the legality of shares.

23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMLAND PARTNERS INC.

Dated: September 15, 2015	By:	/s/ Luca Fabbri
Luca Fabbri
Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated September 15, 2015 , by and among Farmland Partners Inc., Farmland Partners Operating Partnership, LP and Robert W. Baird & Co. Incorporated.

1.2	Equity Distribution Agreement, dated September 15, 2015, by and among Farmland Partners Inc., Farmland Partners Operating Partnership, LP and Stifel, Nicolaus and Company, Incorporated.

1.3	Equity Distribution Agreement, dated September 15, 2015 , by and among Farmland Partners Inc., Farmland Partners Operating Partnership, LP and Cantor Fitzgerald & Co.

5.1	Opinion of Morrison & Foerster LLP regarding the legality of shares.

23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).